UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 12, 2006
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Corporate Boulevard, Robbinsville, New Jersey		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 208-9688

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

(c)    Effective on January 12, 2006, NexMed, Inc. (the “Company”) announced the appointment of Richard J. Berman as Chief Executive Officer of the Company. In connection with this appointment and effective as of the same date, Mr. Berman resigned as Lead Director and as a member of the Audit Committee, Executive Compensation Committee and Corporate Governance/Nominating Committee of the Board of Directors of the Company.  Vivian Liu, who was appointed Executive Vice President and Acting Chief Executive Officer on December 15, 2005, will continue to serve as Executive Vice President and manage the Company's day-to-day operations.

Mr. Berman, 63, has served on the Board of Directors of the Company and the Finance Committee of the Board of Director and was Lead Director and a member of the Audit Committee, Executive Compensation Committee and Corporate Governance/Nominating Committee of the Board of Directors since June 2002. His current term as a member of the Board of Directors expires in 2006. From 2000 to 2004, Mr. Berman was Chairman of the Board of KnowledgeCube Group, Inc., an internet commerce firm. From 1998 to 2000, Mr. Berman was Chairman of the Board and C.E.O. of Internet Commerce Corporation (Nasdaq: ICCA), a leading e-commerce business-to-business service provider. From 1982 to 1998, Mr. Berman was President of the American Acquisitions Company, a privately-held merchant banking firm, and from 1983 to 1993, Chairman of the Board of Prestolite Battery Company of Canada, the largest battery producer in Canada. From 1975 to 1982, Mr. Berman served in various executive positions at Banker’s Trust Company, including Senior Vice President responsible for managing the M&A and Equity Buyout Departments. Mr. Berman currently serves on the board of directors of MediaBay, Inc. (Nasdaq: MBAY), Internet Commerce Corporation (Nasdaq: ICCA), GVI Security Solutions Inc. (OTC: GVIS.OB), Dyadic International, Inc. (OTC: DYAD.OB), Int’l Microcomputer Software (OTC: IMSI.OB), National Investment Managers (“FEST”), Nayna Networks, Inc. (“RSCBT”) and Advaxis, Inc. Mr. Berman holds a J.D. from Boston College Law School and an MBA in Finance from New York University.

The Company and Mr. Berman are currently negotiating the terms of Mr. Berman’s compensation in connection with his service as Chief Executive Officer of the Company and information with respect to the terms of his employment is not available at this time.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits.

99     Press release dated January 12, 2006 issued by NexMed, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By: /s/ Vivian H. Liu
Name: Vivian H. Liu
Title: Executive Vice President

Date: January 12, 2006